   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1996

                                                REGISTRATION NO. 333-04725
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          EINSTEIN BROS. BAGELS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE                    5812                    84-1294908
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)

                        1526 COLE BOULEVARD, SUITE 200
                            GOLDEN, COLORADO 80401
                           TELEPHONE (303) 202-9300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                PAUL A. STRASEN
                      VICE PRESIDENT AND GENERAL COUNSEL
                          EINSTEIN BROS. BAGELS, INC.
                        1526 COLE BOULEVARD, SUITE 200
                            GOLDEN, COLORADO 80401
                           TELEPHONE (303) 202-3463
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
             AMY S. POWERS                        DAVID A. SCHUETTE
          BELL, BOYD & LLOYD                    MAYER, BROWN & PLATT
      THREE FIRST NATIONAL PLAZA              190 SOUTH LASALLE STREET
        CHICAGO, ILLINOIS 60602                CHICAGO, ILLINOIS 60603
       TELEPHONE: (312) 372-1121              TELEPHONE: (312) 782-0600

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

  AMENDING PART II AND FILING CERTAIN EXHIBITS.

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 30, 1996

PROSPECTUS

                                2,625,000 SHARES
[EINSTEIN                                        [NOAH'S NEW YORK BAGELS LOGO]
BROS.                      EINSTEIN/NOAH BAGEL CORP.
BAGELS                            COMMON STOCK
LOGO]
                                  -----------
  All of the shares of Common Stock offered hereby are being issued and sold by Einstein/Noah Bagel Corp. (the "Company"). Of the 2,625,000 shares offered hereby, 2,200,000 shares are being offered in an Initial Public Offering and 425,000 shares are being offered in a non-underwritten Concurrent Public Offering by the Company directly to certain persons or entities, including officers of each of the Company and Boston Chicken, Inc. ("Boston Chicken"). Shares of Common Stock offered in the Concurrent Public Offering are being offered at a price equal to the initial public offering price per share, net of underwriting discount.

  Concurrent with the sale of the shares offered hereby, the Company will sell an additional 2,000,000 shares of Common Stock in a Concurrent Private Placement to Boston Chicken at a price equal to the initial public offering price per share, net of underwriting discount. Following the Offerings, Boston Chicken is expected to beneficially own approximately 62.6% of the outstanding shares of Common Stock.

  Prior to the Offerings, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $18.00 and $20.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

  Application will be made to have the Common Stock approved for quotation on the Nasdaq National Market under the symbol "ENBX," subject to notice of issuance.

  SEE "RISK FACTORS" AT PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK.
                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                       PRICE TO   UNDERWRITING PROCEEDS TO
                                        PUBLIC    DISCOUNT (1) COMPANY (2)
- - --------------------------------------------------------------------------
Per Share--Initial Public Offering.    $            $            $
- - --------------------------------------------------------------------------
Per Share--Concurrent Public
 Offering..........................    $            $            $
- - --------------------------------------------------------------------------
Total (3)..........................  $            $            $

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $800,000.
(3) The Company has granted the several Underwriters an option for 30 days to purchase up to 330,000 additional shares of Common Stock, solely to cover over-allotments, if any. If such option is exercised in full, the total
    Price to Public, Underwriting Discount, and Proceeds to Company will be
    $      , $      , and $      , respectively. See "Underwriting."
                                  -----------
  The shares of Common Stock offered in the Initial Public Offering are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to the approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be
made in New York, New York on or about          , 1996.
                                  -----------
MERRILL LYNCH & CO.
                               ALEX. BROWN & SONS
                                  INCORPORATED
                                                           MONTGOMERY SECURITIES
                                  -----------
                  The date of this Prospectus is      , 1996.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus (i) gives effect to the Company's name change from Einstein Bros. Bagels, Inc. to Einstein/Noah Bagel Corp., which is being submitted to stockholders of the Company for their approval, (ii) gives effect to a 225-for-1 stock split approved by the board of directors of the Company on May 28, 1996, which is subject to approval by the stockholders of the Company of an increase in the number of authorized shares of Common Stock of the Company, (iii) assumes the conversion by Boston Chicken, Inc. ("Boston Chicken") of its convertible loan to the Company into 15,307,421 shares of Common Stock, (iv) assumes the conversion of 6,250 shares of preferred stock, par value $.01 per share, of the Company into 411,185 shares of Common Stock and (v) assumes no exercise of the over-allotment option granted by the Company to the Underwriters. Although this Prospectus assumes the conversion by Boston Chicken of its convertible loan upon the Company's request, such conversion has not yet occurred. Boston Chicken has, however, announced its intention to convert the loan absent any change in circumstances, conditioned upon approval of its board of directors and the termination of the moratorium period under its loan agreement with the Company. Unless the context suggests otherwise, references in this Prospectus to the "Company" mean Einstein/Noah Bagel Corp., its predecessors, and its and their subsidiaries. References herein to the "Offerings" include the 2,200,000 shares being offered in an initial public offering through the Underwriters (the "Initial Public Offering"), the 425,000 shares being offered concurrently in a non-underwritten public offering to certain persons or entities, including officers of each of the Company and Boston Chicken (the "Concurrent Public Offering") and the 2,000,000 shares being offered concurrently to Boston Chicken in a private placement (the "Concurrent Private Placement") and references herein to the "Concurrent Offerings" include the Concurrent Public Offering and the Concurrent Private Placement. See "--The Offerings," "Concurrent Offerings" and "Underwriting."

                                  THE COMPANY

  The Company operates and franchises specialty retail stores that feature fresh-baked bagels, cream cheeses, coffee and other related products, primarily under the Einstein Bros. Bagels and Noah's New York Bagels brand names. As of May 21, 1996, there were 152 stores in operation systemwide, of which 66 were Company-operated and 86 were operated by area developers financed in part by the Company. Such financing generally permits the Company in certain circumstances to convert its loan into a majority equity interest in the area developer. As of May 21, 1996, the Company had entered into area development agreements that provide for the development of 582 additional stores, the majority of which are scheduled to open over the next three years. The Company estimates that there will be between 275 and 300 stores in operation systemwide by the end of 1996.

  The Company's principal business objective is to become the leading specialty retailer of fresh-baked bagels and related products in the United States and to ultimately support and extend its consumer brands through alternate distribution channels, such as wholesale and contract food service. The Company believes that there is an opportunity to develop a significant multi-unit specialty retail business based on fresh-baked bagels because of the growth in per capita consumption of bagels and the fragmented state of the current retail bagel market. To achieve its specialty retail objectives, the Company and its area developers employ a concentrated market development strategy that is designed to create strong local brand awareness. The Company believes this strategy will allow it and its area developers to more efficiently leverage marketing, development and operations resources, while establishing a strong competitive position in each targeted market. The Company initially plans to segregate development of its Einstein Bros. Bagels and Noah's New York Bagels stores on a geographic basis; however, the Company intends to test the development and operation of both brands within the same trade area.

  Einstein Bros. Bagels stores feature both traditional and creative bagels baked fresh throughout the day and offered to customers in an inviting store environment that combines the authentic tastes of a bagel bakery with the comfortable setting of a neighborhood meeting place. Each Einstein Bros. Bagels store blends function, style and customer comfort with simple, contemporary colors and furnishings in a relaxed social atmosphere. In addition to a distinctive variety of fresh-baked bagels, Einstein Bros. Bagels stores offer a broad selection of specialty cream cheeses, premium coffee products and an array of creative soups, salads and sandwiches. The stores' atmosphere and products are enhanced by a service philosophy designed to develop customer loyalty, so that visiting an Einstein Bros. Bagels store becomes part of the customer's daily or weekly routine. The first Einstein Bros. Bagels store opened in June 1995 in Ogden, Utah and as of May 21, 1996, there were 65 stores operating under the brand in 11 states. The Company currently expects that it and its area developers will develop Einstein Bros. Bagels stores primarily outside of the West Coast area.

  Noah's New York Bagels stores are authentic kosher bagel bakeries featuring bagels baked fresh throughout the day, cream cheese "shmears", kosher dairy deli items, including fish salads and four varieties of lox, and selected New York deli-style beverages. Noah's New York Bagels stores recreate the mood and feeling of a turn-of-the-century New York bakery. A key element of the Noah's New York Bagels brand is involvement on a store-by-store basis as a committed and conscientious member of the community. The first Noah's New York Bagels store opened in Berkeley, California in 1989 and as of May 21, 1996, there were 51 stores operating under the brand in three states. The Company currently expects that it and its area developers will develop Noah's New York Bagels stores primarily on the West Coast.

  The Company was established in early 1995 as Progressive Bagel Concepts, Inc. and launched its business through the acquisition of three regional bagel retailers. The Company's formation was facilitated by Boston Chicken, which, in addition to providing convertible and non-convertible loan financing, has supported, and will continue to support, the Company's growth with multi-unit retail infrastructure and systems pursuant to fee service agreements. Subsequently, the Company changed its name to Einstein Bros. Bagels, Inc., developed the Einstein Bros. Bagels brand and acquired two West Coast bagel retailers, including Noah's New York Bagels, Inc. ("Noah's"). In May 1996, the board of directors of the Company approved the change of the Company's name to Einstein/Noah Bagel Corp. to reflect its dual brand development strategy. Such name change is subject to the approval of the stockholders of the Company. The Company and its area developers intend to convert stores currently operating under all other brand names to either Einstein Bros. Bagels stores or Noah's New York Bagels stores over the next 12 to 18 months.

  The Company's executive offices are located at 1526 Cole Boulevard, Suite 200, Golden, Colorado 80401 and its telephone number is (303) 202-9300.

                                  RISK FACTORS

  AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES CERTAIN RISKS. SEE "RISK FACTORS."

                                 THE OFFERINGS

Common Stock offered hereby:
  Initial Public Offering......   2,200,000 shares
  Concurrent Public Offering...     425,000 shares
Common Stock offered in the
 Concurrent Private Placement..   2,000,000 shares
Common Stock to be outstanding
 after the Offerings(1)........  27,634,000 shares
Use of Proceeds................  To finance the development of additional stores and to repay indebtedness utilized for the
                                 acquisition and development of stores. See "Use
                                 of Proceeds."
Proposed Nasdaq National Market
 Symbol........................  ENBX

- - --------
(1) Includes 15,307,421 shares of Common Stock issuable upon the conversion by Boston Chicken of its convertible loan (the "Loan Conversion"), 411,185 shares of Common Stock issuable upon the conversion of 6,250 shares of Series A Preferred Stock, $.01 par value per share, of the Company (the "Preferred Shares") at a contractual conversion price equal to 80% of an assumed initial public offering price of $19.00 per share (being the mid-point of the proposed initial public offering price range) (the "Preferred Conversion") and 1,721,250 shares of Common Stock subject to repurchase by the Company (the "Repurchase Shares"), which repurchase obligation terminates upon consummation of the Offerings. See "Relationship with Boston Chicken--Loan Agreement," "Description of Capital Stock" and Note 12 of Notes to the Company's Audited Consolidated Financial Statements included elsewhere herein. References herein to the "Transactions" include the Loan Conversion, the Preferred Conversion and the termination of the Company's repurchase obligation with respect to the Repurchase Shares. Excludes 5,143,318 shares of Common Stock issuable upon exercise of outstanding stock options (vested and unvested) and warrants.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:

       NAME          AGE                        POSITION
       ----          ---                        --------
Kyle T. Craig(1)(2)   48 Chairman of the Board
Noah C. Alper         49 Vice Chairman of the Board
Mark R. Goldston      41 President, Chief Executive Officer and Director
David G. Stanchak     38 Vice President, Chief Development Officer and Director
Michael Beaudoin      34 Vice President and Chief Financial Officer
Jeffrey L. Butler     34 President of Einstein Bros. Bagels Concept
Glenn L. Bacheller    42 President of Noah's New York Bagels Concept
Joel M. Alam          38 Vice President and Secretary
Paul A. Strasen       39 Vice President and General Counsel
Scott A. Beck(1)(2)   38 Director
M. Laird Koldyke      34 Director
Gail A. Lozoff        46 Director and Vice President--Design and Merchandising
John H. Muehlstein,
 Jr.(1)               41 Director
John A. Offerdahl     31 Director and Vice President--Operations, Southeast Zone
Lloyd D. Ruth         49 Director

- - --------
(1) Member of the Stock Option Committee of the board of directors. After completion of the Offerings, the Stock Option Committee will consist of two members of the board of directors, each of whom will be "disinterested persons" (as such term is defined under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act")).
(2) Mr. Craig has informed the Company that he intends to resign as Chairman of the Board of the Company upon the Loan Conversion but will remain as a member of the board of directors. The Company expects that at such time, Scott Beck will be elected as Chairman of the Board of the Company.

  Messrs. Craig, Stanchak and Beck were elected to the board of directors as designees of Boston Chicken, Messrs. Koldyke, Muehlstein and Ruth were elected to the board of directors as designees of investors in the Company's March 1995 private placement and Messrs. Offerdahl and Daniel V. Colangelo (the Company's former President and Chief Executive Officer and formerly a director) and Ms. Lozoff were elected to the board of directors as designees of Offerdahl's, Brackman and Bagel & Bagel, respectively. Boston Chicken and Brackman did not designate nominees for the 1996 election of directors and the private placement investors designated Messrs. Koldyke, Muehlstein and Ruth for such election. All such contractual designation rights have expired or will expire upon the consummation of an initial public offering of the Common Stock. See "Risk Factors--Control by and Conflicts of Interest with Boston Chicken."

  Prior to completion of the Offerings, the board of directors of the Company will form an Executive Committee, Compensation Committee and Audit Committee. All directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the pleasure of the board of directors.

  Mr. Craig has been Chairman of the Board of the Company since June 1995. Prior thereto, he served as a director and Vice President of the Company from the date the Company was incorporated in February 1995 until his appointment as Chairman. Mr. Craig also served as the Chief Concept Officer of Boston Chicken from April 1994 through June 1995. From November 1993 until April 1994, he was President of KFC-Brand Development, a unit of KFC Corp. in Louisville, Kentucky, and from April 1990 until November 1993, he was President of KFC-USA, also a unit of KFC Corp. in Louisville, Kentucky. KFC Corp. is a wholly owned subsidiary of PepsiCo, Inc.

  Mr. Alper became the Company's Vice Chairman of the Board in March 1996. Mr. Alper founded Noah's in 1989 and served as its Chairman of the Board until March 1996.

  Mr. Goldston became President and Chief Executive Officer and a director of the Company in April 1996. Since January 17, 1996, Mr. Goldston has also been employed by Boston Chicken to undertake various special projects for Boston Chicken. From July 1994 to April 1996, Mr. Goldston was the Chairman and Chief Executive Officer of The Goldston Group, a strategic advisory firm which advises high-growth companies on improving performance and creating operating leverage and efficiencies. From October 1991 to June 1994, Mr. Goldston served as President and Chief Operating Officer of L.A. Gear, Inc. From September 1989 to October 1991, Mr. Goldston was a principal of Odyssey Partners, L.P., an investment firm, and from September 1988 to September 1989 served as Chief Marketing Officer of Reebok Inc.

  Mr. Stanchak became a director and Vice President and Chief Development Officer of the Company in March 1995. From June 1992 until March 1995, he served as a Senior Vice President of Boston Chicken, and from August 1989 until June 1992, Mr. Stanchak was the National Director of Real Estate and Real Estate Legal Counsel for Blockbuster Entertainment Corporation ("Blockbuster").

  Mr. Beaudoin became the Company's Vice President and Chief Financial Officer in July 1995, after serving as Assistant to the Chairman of Boston Chicken from February 1995. From December 1992 to February 1995, he held several positions with NewLeaf Entertainment (a joint venture between Blockbuster and IBM), including Vice President of Finance, Marketing and Operations. From June 1990 through November 1992, Mr. Beaudoin was an Associate and Limited Partner of Pfingsten Partners, L.P., a private equity investment firm in Deerfield, Illinois.

  Mr. Butler became President of Einstein Bros. Bagels Concept in May 1996. From January 1996 until May 1996, Mr. Butler served as Chief Operating Officer of the Company. Prior thereto, he was employed by BC Great Lakes, L.L.C., an area developer of Boston Chicken ("BC Great Lakes"), since June of 1995, and also served as President of the managing member of BC Heartland, L.L.C., also a Boston Chicken area developer, since August 1995. From June 1993 until June 1995, Mr. Butler served as President and Chief Executive Officer of the general partner of BC Detroit L.P., a predecessor of BC Great Lakes. From January 1992 to June 1993, Mr. Butler served as Vice President--Human Resources of Boston Chicken. Prior thereto, Mr. Butler was an independent consultant from July 1991 until January 1992 and was Regional Director of Operations for Blockbuster in San Diego and Orange County, California from April 1990 until June 1991.

  Mr. Bacheller became President of Noah's New York Bagels Concept in May 1996. Since December 1995, Mr. Bacheller has also been President and Chief Executive Officer of Noah's. From December 1992 until November 1995, Mr. Bacheller was President of Baskin Robbins Incorporated and prior thereto, he was Vice President--Marketing of Dunkin' Donuts Incorporated.

  Mr. Alam became Vice President and Secretary in April 1995. From January 1994 to April 1995, he was Vice President and Associate General Counsel of Boston Chicken and from May 1993 to January 1994 he was Assistant General Counsel of Boston Chicken. Prior thereto, Mr. Alam was an associate at the Chicago law firm of Bell, Boyd & Lloyd from 1986 to May 1993.

  Mr. Strasen became Vice President and General Counsel of the Company in April 1995. Prior thereto, he was a partner at the Chicago law firm of Bell, Boyd & Lloyd from 1988 to April 1995.

  Mr. Beck became a director of the Company in March 1995. He has been Chief Executive Officer and a director of Boston Chicken since June 1992 and served as Chairman of Boston Chicken from such time until December 1995 when he became Co-Chairman. He was Vice Chairman of the Board of Blockbuster in Fort

Lauderdale, Florida from September 1989 until January 1992, and Chief Operating Officer of Blockbuster from September 1989 to January 1991. Since 1980, Mr. Beck also has been President of Pace Affiliates, Inc., an investment banking firm he founded.

  Mr. Koldyke became a director of the Company in March 1995. Mr. Koldyke has served as a general partner of the Frontenac Company ("Frontenac"), a venture capital company, in Chicago, Illinois since 1989.

  Ms. Lozoff became a director and Vice President--Design and Merchandising of the Company in April 1995, after working with Bagel & Bagel, which she founded in June 1988. Ms. Lozoff also served as President and Chief Executive Officer of Bagel & Bagel from May 1992 to April 1995.

  Mr. Muehlstein became a director of the Company in March 1995. Since 1986, he has been a partner at the Chicago law firm of Pedersen & Houpt.

  Mr. Offerdahl became a director and Vice President--Operations, Southeast Zone of the Company in March 1995, after working with Offerdahl's, which he founded in 1989. Mr. Offerdahl served as the Chairman and Chief Executive Officer of Offerdahl's from December 1989 until March 1995. From May 1986 until September 1994, Mr. Offerdahl played professional football for the Miami Dolphins in the National Football League.

  Mr. Ruth became a director of the Company in March 1995. Since January 1987, he has been a general partner at Marquette Management Partners, a venture capital company, in Deerfield, Illinois.

MANAGEMENT COMPENSATION

  The Company was incorporated in February 1995 and did not conduct any operations prior to that time. The only executive officer of the Company who earned more than $100,000 in salary and bonus during fiscal year 1995 was Daniel V. Colangelo, the Company's former President and Chief Executive Officer who served in that capacity during fiscal year 1995 (the "named executive officer"). Mr. Colangelo's total cash compensation during fiscal year 1995 consisted of $103,462 in salary and $47,375 in bonus.

  On March 24, 1995, the Company entered into a three-year employment agreement with Mr. Colangelo, pursuant to which he became the President of the Company's Rocky Mountain Division and a director of the Company. Mr. Colangelo was later promoted to President and Chief Executive Officer of the Company. Under the employment agreement, Mr. Colangelo was entitled to receive an annual salary of $125,000 and reimbursement for reasonable business expenses. In addition, during 1995, Mr. Colangelo was granted options to purchase 50,979 shares of Common Stock under the Plan (defined herein) at an exercise price of $5.88 per share. See "--Option Grants in Last Fiscal Year."

  In March 1996, Mr. Colangelo's employment agreement was terminated and the Company entered into a consulting agreement with him in connection with his resignation as President and Chief Executive Officer and a director of the Company. Pursuant to the consulting agreement, Mr. Colangelo will, upon the Company's request, provide information, advice and assistance to the Company concerning matters that were within the scope of his knowledge and expertise during the course of his employment by the Company. The consulting agreement has a term of one year and is automatically renewed for successive one-year periods unless terminated by either party upon 30 days' prior written notice. Under the consulting agreement, Mr. Colangelo receives $100,000 per year and is entitled to reimbursement for his related reasonable business expenses. In addition, the options granted during 1995 to Mr. Colangelo under the Plan were deemed vested and were exercised by him in January 1996. Mr. Colangelo also retained options granted in January 1996 under the Plan to purchase an aggregate of 37,931 shares of Common Stock at an exercise price of $6.59 per share, which options were granted in January 1996 and vest in accordance with the Plan's vesting schedule during the term of his consulting agreement.

  The Company has also entered into employment and consulting agreements with certain of its other current executive officers and others. See "Certain Transactions--Employment and Consulting Agreements."

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth individual grants of stock options made to the named executive officer during the fiscal year ended December 31, 1995.

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK
                                            PERCENT OF TOTAL                       PRICE APPRECIATION
                                            OPTIONS GRANTED  EXERCISE              FOR OPTION TERM(2)
                         DATE OF  OPTIONS     TO EMPLOYEES   OR BASE  EXPIRATION ----------------------
NAME                      GRANT  GRANTED(1)  IN FISCAL YEAR   PRICE      DATE        5%         10%
- - ----                     ------- ---------- ---------------- -------- ---------- ---------- -----------
Daniel V. Colangelo..... 3/24/95   25,491         1.2%        $5.88    3/24/05   $   94,337 $   239,068
                         5/16/95   16,992         0.8          5.88    5/16/05       62,886     159,428
                         7/25/95    8,496         0.4          5.88    7/25/05       31,443      79,746

- - --------
(1) Options granted to Mr. Colangelo in 1995 were deemed fully vested in January 1996 in connection with his resignation as President and Chief Executive Officer of the Company. See "--Management Compensation."
(2) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

DIRECTOR COMPENSATION

  In addition to annual grants under the Directors Plan (as defined herein), directors who are not officers or employees of, or consultants to, the Company receive $500 cash compensation for each board of directors meeting at which they are present and for each committee meeting at which they are present not held in conjunction with a meeting of the board of directors. Outside directors are also reimbursed for their expenses for each board and committee meeting attended.

  The Company has also entered into employment and consulting agreements with certain of its directors who are also current executive or other officers of the Company. See "Certain Transactions--Employment and Consulting Agreements."

1995 STOCK OPTION PLAN

  General. The board of directors has adopted the 1995 Employee Stock Option Plan, effective February 16, 1995, as subsequently amended (the "Plan"). On May 28, 1996, the Plan was amended and restated by the board of directors (as so amended and restated, the "Amended Plan"). The Amended Plan is being submitted to the stockholders of the Company for approval by written consent prior to completion of the Offerings.

  The purpose of the Amended Plan is to benefit the Company by offering certain present and future employees, officers and consultants of the Company and its subsidiaries, if any, a favorable opportunity to become holders of Common Stock over a period of years, thereby giving them a long-term stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company. Under the Amended Plan, eligible persons may be granted options to purchase an aggregate of not more than 5,500,000 shares of Common Stock. An aggregate of approximately 1,785,000 shares of Common Stock are currently available for option grants under the Amended Plan. Such options are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  After completion of the Offerings, the Amended Plan will be administered by the Stock Option Committee (the "Committee"), which will consist of two members of the board of directors, each of whom will be "disinterested persons" (as such term is defined under Rule 16b-3 of the Exchange Act).

  The Committee may grant options under the Amended Plan to eligible employees, officers, and consultants of the Company and its subsidiaries selected initially and from time to time thereafter by the Committee based on the importance of their services; provided, however, that the maximum number of shares subject to all options granted to any individual in any calendar year shall in no event exceed 300,000. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

  Options granted under the Amended Plan have a term of 10 years, subject to earlier expiration if the optionee's service terminates, and no options under the Amended Plan may be granted after February 1, 2005. Options may not be transferred other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. In the event that such restriction on transferability pursuant to Section 16 of the Exchange Act is no longer required, the Committee has the discretion to permit the assignment or transfer of an option on such terms and conditions as the Committee may deem necessary or appropriate or as otherwise required by or deemed advisable under applicable law.

  Options granted under the Amended Plan become exercisable with respect to 10% of the total number of shares subject to the option on the first anniversary of the date of grant, an additional 20% on the second anniversary of the date of grant, an additional 30% on the third anniversary of the date of grant and the balance on the fourth anniversary of the date of grant. The Committee has the discretion to accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary, including a requirement that the optionee grant the Company an option to repurchase all or a portion of the shares issued upon exercise of the accelerated option for their fair market value on the date of grant. If an option expires or is terminated or canceled unexercised as to any shares, such shares may be optioned again. Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

  In the event the relationship between the Company and an officer, employee or consultant who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate on the date of termination, except that, to the extent any option or portion thereof is exercisable on the date of termination, such option (or portion thereof) may be exercised for a period of 15 days after such termination (or until the scheduled termination of the option, if earlier); provided, however, that, with respect to any option held by such optionee, the Committee may, in its sole discretion, accelerate exercisability, permit continued vesting in accordance with the vesting schedule set forth in the Amended Plan or permit exercisability beyond the 15-day period referenced above (but in no event beyond its specified term), subject to such terms and conditions, if any, as determined by the Committee in its sole discretion.

  In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised in full (to the extent not previously exercised) without regard to the vesting schedule set forth in the Amended Plan, by the optionee or, if he or she is not living, by his or her heirs, legatees or legal representative, as the case may be, during its specified term prior to two years after the date of death or permanent disability. In the event of termination of employment because of early, normal or deferred retirement under an approved retirement program of the Company (or other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose), the option may be exercised by the optionee (or, if he or she dies after such retirement, by his or her heirs, legatees or legal representative, as the case may be), to the extent that any portion thereof would be exercisable on the date of such retirement (or with respect to such greater portion as determined by the Committee), at any time during its specified term prior to one year after the date of such retirement.

  Except as otherwise determined by the Committee, upon the termination of a relationship between the Company or any subsidiary and a consultant who is an optionee, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate.

  The exercise price of options granted under the Amended Plan is the fair market value of the shares of Common Stock on the date of the grant. The exercise price is payable in cash, by check, by a promissory note in a form specified by the Committee and payable to the Company no later than 15 business days after the exercise date, or, if approved by the Committee, by shares of Common Stock or by a combination of these payment methods. In the event that shares of Common Stock are changed by a stock dividend, split or combination of shares, merger, consolidation or reorganization of the Company with any other corporation or corporations in which holders of the Common Stock receive other securities, or any other relevant change in the capitalization of the Company, a proportionate or equitable adjustment will be made to the number or kind of shares subject to the Amended Plan and to the exercise price.

  The Committee may require an optionee to satisfy any tax withholding obligation upon exercise and may permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such option, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Stock, other securities or property, or other forms of payment, or any combination thereof, owned by such participant, or a portion of such forms of payment that would otherwise be distributed, or has been distributed, as the case may be, pursuant to such option to such participant, having a fair market value equal to the amount of such taxes).

  The Committee may amend or discontinue the Amended Plan at any time, provided that no amendment or discontinuance may, without the consent of the optionee, change or impair any option previously granted or, without the approval of stockholders, materially increase the benefits accruing to participants under the Amended Plan, materially increase the number of securities which may be issued under the Amended Plan, or materially modify the requirements as to eligibility for participation in the Amended Plan.

  The Amended Plan provides that, unless otherwise determined by the Committee in its sole discretion, options granted prior to May 28, 1996 shall be governed by the Plan as it was in effect prior to such date.

  Federal Income Tax Consequences of the Amended Plan. The following is a brief summary of the current federal income tax rules relevant to stock options issued under the Amended Plan. These rules are subject to change in the future.

  Options granted or to be granted under the Amended Plan are, or will be, non-qualified stock options ("NQO"). In general, an optionee will not recognize any taxable income, and the Company will not be entitled to a deduction, upon the grant of an NQO. Upon the exercise of an NQO where the exercise price is paid in cash, the optionee will recognize ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired over the option exercise price. The amount of such excess is generally determined by reference to the fair market value of the Common Stock on the date of exercise. An optionee's basis in the underlying stock received will equal such stock's fair market value on the date of exercise. The Company will be entitled to a deduction (subject to the $1 million cap described below, if applicable) equal to the ordinary income taxable to the optionee in the year of exercise.

  Upon the sale of shares acquired pursuant to the exercise of an NQO, such optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss will be long-term gain or loss if the optionee has held the shares for more than one year. The Company will not be entitled to any deduction with respect to any capital gain recognized by the optionee.

  If an optionee surrenders previously acquired shares of Common Stock, however acquired, in payment of all or part of the option exercise price of an NQO, the optionee will not, as a result of such delivery, recognize gain or loss for federal income tax purposes on the shares surrendered. The optionee's tax basis in, and holding period for, the previously acquired stock surrendered will carry over to an equal number of the shares of Common Stock received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered will constitute compensation taxable to the optionee as ordinary income. The tax basis for such shares will equal their fair market value and such shares' holding period for federal income tax purposes begins on the date of exercise. The Company will be entitled to a tax deduction (subject to the $1 million cap described below, if applicable) equal to the compensation income recognized by the optionee.

  A publicly held corporation may not, subject to certain exceptions, deduct for federal income tax purposes in any taxable year certain compensation paid to certain executives in excess of $1 million for each such executive (the "$1 million cap"). The Company believes that under recently promulgated regulations the $1 million cap will be inapplicable to options granted under the Amended Plan.

  Options Granted under the Plan and the Amended Plan. As of May 28, 1996, the Company had options outstanding for an aggregate of 3,419,068 shares of Common Stock under the Plan at exercise prices ranging from $5.88 to $10.52 per share, with a weighted average exercise price of approximately $6.46 per share. As of such date, no shares of Common Stock had been issued under the Amended Plan. The following table sets forth certain information with respect to options granted under the Plan (whether or not exercised) through May 28, 1996:

                                                  NUMBER OF SHARES UNDERLYING
               NAME AND POSITION                 OPTIONS GRANTED UNDER THE PLAN
               -----------------                 ------------------------------
Daniel V. Colangelo, former President and Chief
 Executive Officer.............................               88,910
All current executive officers as a group (11
 persons)......................................              849,242
All directors who are not executive officers as
 a group (4 persons)...........................                    0
All eligible employees who are not executive
 officers or associates thereof and consultants
 as a group....................................            2,777,084

DIRECTORS PLAN

  General. On May 28, 1996, the board of directors of the Company adopted a 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), which is being submitted to the stockholders of the Company for approval by written consent prior to completion of the Offerings. On May 28, 1996, options to purchase an aggregate of 4,318 shares of Common Stock were granted under the Directors Plan to each of Messrs. Scott Beck, Koldyke, Muehlstein and Ruth at an exercise price of $11.58 per share. The Directors Plan is administered by the board of directors.

  Options under the Directors Plan may only be granted to directors of the Company who are not officers or employees of the Company. Options may be granted with respect to a total of not more than 100,000 shares of Common Stock under the Directors Plan, subject to antidilution and other adjustments. Such options are not intended to be treated as incentive stock options as defined in Section 422 of the Code. Each option granted under the Directors Plan is for a term of ten years, subject to earlier termination if the optionee's service as a director terminates. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned. Options which have been granted become exercisable after the end of one year from the date of grant.

  Pursuant to the Directors Plan, options for shares having a fair market value of $50,000 at the date of grant, as determined in good faith by the board of directors on such date, are granted at the time of each election or re-election of eligible directors to the Board, except that the initial grants of options under the Directors Plan were made on the date of adoption of the Directors Plan by the board of directors, which option grants are subject to approval of the Directors Plan by the stockholders of the Company. The exercise price is payable in cash, by check, by a promissory note in a form specified by the board of directors and payable to the Company no later than 15 business days after the exercise date or, if approved by the board of directors, by shares of Common Stock of the Company or by a combination of these methods.

  If tenure as a director with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability or resignation, such director's option shall expire and all rights to purchase shares under it shall terminate 15 days after such termination (or until the scheduled termination of the option, if earlier). In the event of death or permanent disability, an exercisable option may be exercised in full by the optionee or, if he is not living, by his or her heirs, legatees, or legal representative, as the case may be, during its specified term prior to two years after the date of death or permanent disability; provided, however, that in the event an optionee hereunder should die or become permanently disabled prior to the end of one year of service as a director of the Company, then such optionee's option shall become immediately exercisable as of the date of such death or permanent disability and shall be exercisable for a period of two years after such date. In the event of resignation, an exercisable option may be exercised by the optionee (or, if he or she dies within three months after such termination, by his or her heirs, legatees, or legal representative, as the case may be), at any time during its specified term prior to three months after the date of such resignation.

  No option is transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an optionee's lifetime only by him.

  The board of directors may amend or discontinue the Directors Plan at any time, provided, however, that the Directors Plan may not be amended more than once every six months except to comport with relevant changes in the law, and provided further that no such amendment or discontinuation shall (a) change or impair any option previously granted without the consent of the optionee, or
(b) without the approval of stockholders, (i) increase the maximum number of shares which may be purchased by all optionees, (ii) change the purchase price of any option, or (iii) change the option period or increase the time limitations on the grant of options.

  Federal Income Tax Consequences of the Directors Plan. The federal income tax consequences relating to stock options under the Directors Plan are the same as those relating to stock options issued under the Amended Plan. See "-- 1995 Stock Option Plan--Federal Income Tax Consequences of the Amended Plan."

  Copies of the Amended Plan and the Directors Plan are exhibits to the Registration Statement of which this Prospectus is a part.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The board of directors has approved the terms of compensation paid and to be paid to the Company's executive officers for fiscal years 1995 and 1996. During the year ended December 31, 1995, the following persons served as members of the Stock Option Committee of the board of directors: Scott Beck, Kyle Craig and John Muehlstein.

  Currently, no executive officer of the Company serves as a member of the compensation committee or as a director of any other entity, one of whose executive officers serves on the compensation committee or is a director of the Company. Following the Loan Conversion, it is expected that Scott Beck will become Chairman of the Board of the Company. Mr. Beck is Co-Chairman of the Board and Chief Executive Officer of Boston Chicken. Mr. Beck does not serve on the compensation committee of Boston Chicken's board of directors.

                             CERTAIN TRANSACTIONS

FORMATION OF THE COMPANY AND SUBSEQUENT ACQUISITIONS

  In March 1995, the Company acquired the operations of Brackman, Bagel & Bagel and Offerdahl's, and in connection with such acquisitions, issued 1,959,152 shares of Common Stock valued at $5.88 per share to the owners of such companies. Concurrently with the acquisitions, the Company also raised approximately $20.8 million in a private placement of its Common Stock to investors (including approximately $5.2 million of such amount that was purchased, directly or indirectly, by officers and directors of each of the Company and Boston Chicken). These transactions are separately described below.

  On March 24, 1995, pursuant to an agreement to contribute shares, the Company acquired all of the outstanding capital stock of Brackman, of which Daniel V. Colangelo, the Company's former President and Chief Executive Officer, was a shareholder (the "Brackman Acquisition"). The consideration paid by the Company consisted of 573,750 shares of Common Stock and 488,236 shares of Boston Chicken common stock, which shares of Boston Chicken common stock were purchased by the Company for a cash purchase price of

$17.00 per share, pursuant to a stock purchase agreement between the Company and Boston Chicken dated as of March 24, 1995. See "Relationship with Boston Chicken--Other Relationships Between Boston Chicken and the Company." Following the Brackman Acquisition, Mr. Colangelo entered into an employment agreement with the Company, pursuant to which he became President--Rocky Mountain Zone and a director of the Company. See "Management--Management Compensation."

  On March 24, 1995, pursuant to an agreement to contribute assets, the Company acquired all of the assets, properties and business of Bagel & Bagel, of which Richard Lozoff, Gail Lozoff's spouse, was the sole shareholder (the "Bagel & Bagel Acquisition"). The consideration paid by the Company consisted of 573,750 shares of Common Stock and 323,530 shares of Boston Chicken common stock, which shares of Boston Chicken common stock were purchased by the Company for a cash purchase price of $17.00 per share, pursuant to a stock purchase agreement between the Company and Boston Chicken dated as of March 24, 1995. See "Relationship with Boston Chicken--Other Relationships between Boston Chicken and the Company." Following the Bagel & Bagel Acquisition, Ms. Lozoff entered into an employment agreement with the Company, pursuant to which she became Vice President--Design and Merchandising and a director of the Company. See "--Employment and Consulting Agreements."

  On March 31, 1995, pursuant to an agreement to contribute assets, the Company acquired substantially all of the assets, properties and business of Offerdahl's, of which John Offerdahl was a majority shareholder (the "Offerdahl's Acquisition"). The consideration paid by the Company consisted of 811,652 shares of Common Stock and 331,852 shares of Boston Chicken common stock, which shares of Boston Chicken common stock were purchased by the Company for a cash purchase price of $16.875 per share, pursuant to a stock purchase agreement between the Company and Boston Chicken dated as of March 31, 1995. See "Relationship with Boston Chicken--Other Relationships between Boston Chicken and the Company." Following the Offerdahl's Acquisition, Mr. Offerdahl entered into an employment agreement with the Company, pursuant to which he became Vice President--Operations, Southeast Zone and a director of the Company. In addition, Mr. Offerdahl's spouse, Lynnora Offerdahl, entered into a consulting agreement with the Company. See "--Employment and Consulting Agreements."

  On March 24, 1995, the Company entered into Subscription Agreements pursuant to which certain investors, including Messrs. Craig, Stanchak, Beaudoin, Butler and Beck, Mr. Alam and his spouse, PJS Bagel Investing, L.L.C., an entity controlled by Mr. Strasen and his spouse ("PJS"), OBG Holdings, Inc. (formerly Offerdahl's), of which Mr. Offerdahl and his spouse are majority stockholders ("OBG"), Frontenac VI, Limited Partnership ("Frontenac"), of which Mr. Koldyke is a general partner, Marquette Venture Partners II, L.P. ("Marquette") and MVP II Affiliates Fund, L.P. ("MVP II"), the general partner of each of which is an entity of which Mr. Ruth is a general partner, and Pedersen Bagel Investments Joint Venture ("Pedersen Bagel"), of which Mr. Muehlstein is a general partner, purchased 1,618,972 shares of Common Stock at $5.88 per share.

  In February 1996, the Company acquired all of the outstanding stock of Noah's for an aggregate purchase price of $100.9 million in cash. In connection with the transaction, certain former shareholders of Noah's, including Noah Alper, Vice Chairman of the Board, and other members of Noah's management purchased 855,225 shares of Common Stock at a purchase price of $10.52 per share.

REGISTRATION RIGHTS

  The Company is a party to an amended and restated registration rights agreement dated as of February 1, 1996 (the "Stockholder Registration Agreement") with certain stockholders of the Company, including Messrs. Craig, Alper, Stanchak, Beaudoin, Butler, Beck, Bacheller and Colangelo, as well as Mr. Alam and his spouse, PJS, OBG, Frontenac, Marquette, MVP II and B&B Holdings, Inc. (formerly Bagel & Bagel), of which Ms. Lozoff's spouse is the sole stockholder ("B&B"), and with Boston Chicken (with respect to the shares of Common Stock into which its loan to the Company is convertible). Pursuant to such agreement, the Company granted to such stockholders and Boston Chicken certain piggyback registration rights under the Securities Act with respect to shares of Common Stock owned by them (or issuable in connection with Boston Chicken's convertible loan) (the "Registrable Securities"). In addition, the Company is obligated to file, within 13 months after the completion of an initial public offering, a registration statement under the Securities Act that would include the Registrable Securities then held by such stockholders and Boston Chicken, permitting them to make public resales of the Registrable Securities. The Company expects to file such registration statement shortly after the completion of the Offerings. Pursuant to the Stockholder Registration Agreement, each holder of Registrable Securities has agreed not to sell, for a specified period of time, up to 30% of the Registrable Securities held by such holder. See "Shares Eligible for Future Sale." The Company expects to enter into the Boston Chicken Registration Agreement (defined below) that will supersede the rights of Boston Chicken under the Stockholder Registration Agreement. Prior to completion of the Offerings, the Company will request that the parties to the Stockholder Registration Agreement waive the provision of such agreement prohibiting the Company from granting registration rights superior to those granted under the agreement, and consent to the grant by the Company to Boston Chicken of superior registration rights pursuant to the Boston Chicken Registration Agreement. See "--Concurrent Public Offering," "Relationship with Boston Chicken--Concurrent Private Placement Agreement and Registration Agreement" and "Shares Eligible for Future Sale."

CONCURRENT PUBLIC OFFERING

  In the Concurrent Public Offering, the Company is offering to certain persons or entities, including officers of each of the Company and Boston Chicken, the opportunity to purchase an aggregate of 425,000 shares of Common Stock at a price equal to the initial public offering price per share, net of underwriting discount. In the Concurrent Public Offering, executive officers and directors of the Company (none of whom are members of the committee of the Company's board of directors who will negotiate the initial public offering price with the Representatives) are expected to purchase an aggregate of
        of such shares of Common Stock as follows: Mr. Craig--       ; Mr.
Alper--       ; Mr. Goldston--       ; Mr. Stanchak--       ; Mr. Beaudoin--
       ; Mr. Butler--       ; Mr. Bacheller--       ; Mr. Alam--       ; Mr.
Strasen--       ; Mr. Scott Beck--       ; Mr. Koldyke--       ; Ms. Lozoff--
       ; Mr. Muehlstein--       ; Mr. Offerdahl--       ; and Mr. Ruth--
       . Certain officers and directors of Boston Chicken are expected to
purchase in the Concurrent Public Offering an aggregate of           shares of
Common Stock.

BAGEL STORE DEVELOPMENT FUNDING

  In December 1995, Bagel Funding was formed under the name Einstein Bros. Equity Funding, L.L.C. with the objective of raising $90.0 million to invest in existing and proposed area developers of the Company. Bagel Funding has received total capital commitments aggregating such amount, $45.0 million of which has been contributed to Bagel Funding and the balance of which is payable to Bagel Funding at such times on or after October 1, 1996 and on or before December 31, 1998 as the manager or managers of Bagel Funding make one or more capital calls. Through May 21, 1996, Bagel Funding had invested a total of $29.9 million in area developers of the Company. Pursuant to certain agreements with Bagel Funding, the Company has agreed to purchase Bagel Funding's equity interests in area developers of the Company in certain circumstances. See "Business--Area Developer Financing." No fees were paid to the Company in its capacity as manager in 1995. The Company will be entitled to receive fees of $500,000 and $50,000 for serving as manager of Bagel Funding during 1996 and 1997, respectively.

  The Company's term as manager of Bagel Funding expires on April 20, 1997, although the Company may be removed prior to such time for cause by action of more than two-thirds in interest of Bagel Funding's members and may be removed for any reason at fiscal year-end by action of more than four-fifths in interest of Bagel Funding's members. Prior to the expiration of the Company's term as manager, Bagel Funding also has a three-person advisory committee, the members of which were nominated by the Company and approved by a majority in interest of Bagel Funding's members. None of the members of the advisory committee are officers, directors or employees of the Company. The advisory committee is required to approve any sale by Bagel Funding of an interest in an area developer and to determine the manner in which Bagel Funding's interests in an area developer should be voted on any merger, consolidation, sale of all or substantially all of the assets of the area developer or amendment of its governing documents. The advisory committee is also available to consult with the manager with respect to any matters requested by the manager concerning Bagel Funding's investments and has the power to resolve any questions with respect to potential conflicts of interest between Bagel Funding and the manager that may be presented to it by the manager.

  Effective April 21, 1997, or at such earlier time as the Company ceases to be the manager of Bagel Funding, each of the members of the advisory committee will become a manager of Bagel Funding and collectively will constitute the three-person board of managers. At such time the advisory committee of Bagel Funding will disband and all authority previously vested in the advisory committee will be vested in the board of managers. In addition, when the Company ceases to be the manager of Bagel Funding, the equity interests of Bagel Funding in the Company's area developers will automatically be converted from nonvoting equity interests to voting equity interests, which will have the power to select the manager or general partner, as applicable, of each of the Company's area developers.

  Bagel Funding has also acquired from the Company, for an aggregate purchase price of $45,000, warrants to acquire 1,012,500 shares of Common Stock of the Company having an exercise price of $6.47 per share (the "Bagel Funding Warrants"). The Bagel Funding Warrants have a term of five years. In the event the total capital ultimately contributed to Bagel Funding is less than $90.0 million or Bagel Funding is dissolved prior to the time all remaining capital commitments have been called, the number of shares purchasable upon exercise of the Bagel Funding Warrants will be adjusted based on the total amount of capital contributed or committed to be contributed to Bagel Funding less the amount of cash to be distributed to the members of Bagel Funding upon such dissolution. In the event of such a dissolution, the amount of capital committed to be contributed to Bagel Funding shall be deemed to be zero. Such adjustments to the number of shares covered by the Bagel Funding Warrants, if any, will be made by the Company (i) at the time that Bagel Funding may no longer accept additional capital subscriptions, (ii) at such time, if any, as any member of Bagel Funding fails to honor its commitment to contribute capital and (iii) immediately prior to any dissolution of Bagel Funding that occurs prior to the time all committed capital has been contributed to Bagel Funding, but only if the Warrants have not been distributed by Bagel Funding.

  Bagel Funding is required to distribute the Bagel Funding Warrants to its members on the later of (i) six months after the date of the closing of an underwritten initial public offering of the Company or (ii) four months after all committed capital has been contributed to Bagel Funding, but in no event later than the date that is six months prior to the expiration date of the Bagel Funding Warrants.

  Messrs. Scott Beck, Butler, Muehlstein, Ruth and Stanchak each own a direct equity interest in Bagel Funding. Such interests aggregate approximately 7.8% of the outstanding equity interest in Bagel Funding. Certain officers and directors of Boston Chicken, excluding Scott Beck, own direct equity interests in Bagel Funding. Such interests aggregate approximately 16.3% of the outstanding equity interest in Bagel Funding.

INTERESTS IN AREA DEVELOPERS BY CERTAIN PERSONS

  BCE West Bagels, L.L.C. Effective November 26, 1995, the Company entered into a convertible secured loan agreement and an area development agreement with BCE West Bagels, L.L.C. ("Old BCE West") for the development of the following DMAs: Phoenix (excluding portions of California included in the Phoenix DMA); Tucson; Albuquerque/Santa Fe; Denver (excluding portions of South Dakota included in the Denver DMA); Colorado Springs; Las Vegas; and El Paso. Also effective November 26, 1995, the Company entered into a convertible secured loan agreement and an area development agreement with BCE SLC Bagels, L.L.C. ("BCE SLC") for the development of the Salt Lake City DMA. At the time of the consummation of such transactions, Lawrence Beck, Scott Beck's father, was the majority equity owner of Old BCE West and BCE SLC. In connection with the execution of such agreements, the Company sold to Old BCE West and BCE SLC the Company-operated stores and other assets located in certain of such DMAs at net book value for an aggregate purchase price of $1,432,519 and $3,719,625, respectively, pursuant to asset sale agreements, and entered into a franchise agreement for each such store. The Company realized no significant gain or loss on such sales. The Company believes that the terms of the agreements entered into with Old BCE West and BCE SLC are as favorable to the Company as the terms that could be negotiated with unrelated third parties.

  On December 29, 1995, Lawrence Beck sold to Bagel Funding 1,750,000 units of membership interest in each of Old BCE West and BCE SLC for an aggregate purchase price of approximately $3.5 million. The Company understands that Lawrence Beck did not realize any significant gain or loss on such sales. Lawrence Beck retained a minority equity interest in each of Old BCE West and BCE SLC, and an entity controlled by him remained the manager of each such entity.

  Effective January 29, 1996, BCE SLC acquired the assets of Old BCE West, BCE SLC was renamed BCE West, L.L.C. ("BCE West") and Old BCE West was dissolved.

  For the Company's 1995 fiscal year and the quarter ended April 21, 1996, BCE West (together with its predecessor, Old BCE West) paid to the Company an aggregate of $2,308,714 and $486,553, respectively, in development, franchise, royalty, real estate, software license, software maintenance, miscellaneous and accounting fees and deposits. For the quarter ended April 21, 1996, BCE West paid $80,200 in national and $135,266 in local advertising fund contributions. In addition, for such period, BCE West paid to the Company $193,734 in interest on its loan from the Company.

  Finest Bagels, L.L.C. Effective January 1, 1996, the Company entered into a convertible secured loan agreement and an area development agreement with Finest Bagels, L.L.C. ("Finest") for the development of the following DMAs:
St. Louis; Kansas City; and Minneapolis/St. Paul. Bagel Funding is the majority equity owner of Finest. In connection with the execution of such agreements, the Company sold to Finest the Company-operated stores and other assets located in certain of those DMAs at net book value for an aggregate purchase price of $6,216,545, pursuant to an asset sale agreement, and entered into a franchise agreement with Finest for each such store. The Company realized no significant gain or loss on such sale. For the Company's first quarter ended April 21, 1996, Finest paid to the Company an aggregate of $1,613,001 in development, franchise, royalty, real estate, software license, software maintenance, miscellaneous and accounting fees and deposits. For the quarter ended April 21, 1996, Finest paid $54,350 in national and $109,830 in local advertising fund contributions. In addition, for such period, Finest paid to the Company $74,717 in interest on its loan from the Company. The Company believes that the terms of the agreements entered into with Finest are as favorable to the Company as terms of agreements that could be negotiated by the Company with unrelated third parties.

  Einstein Bros. America, L.P. Effective March 25, 1996, the Company entered into a convertible secured loan agreement and an area development agreement with Einstein Bros. America, L.P. ("EBA") for the development of the following
DMAs: Milwaukee; Chicago; Detroit; Madison; Tampa/St. Petersburg/Sarasota; Orlando/Daytona Beach/Melbourne; Ft. Myers/Naples; Miami/Ft. Lauderdale; and West Palm Beach/Ft. Pierce. Bagel Funding is the majority equity owner of EBA. In connection with the execution of such agreements, the Company sold to EBA the Company-operated stores and other assets located in certain of those DMAs at net book value for an aggregate purchase price of $18,622,026, pursuant to an asset sale agreement, and entered into a franchise agreement with EBA for each such store. The Company realized no significant gain or loss on such sale. For the Company's first quarter ended April 21, 1996, EBA paid to the Company an aggregate of $5,392,331 in development, franchise, real estate fees, deposits and reimbursement of expenses. The Company believes that the terms of the agreements entered into with EBA are as favorable to the Company as terms of agreements that could be negotiated by the Company with unrelated third parties. EBA is currently negotiating the sale by it of certain of its stores and area development rights in the Milwaukee, Chicago, Detroit and Madison DMAs to a new area developer of the Company.

  Mayfair Bagels, L.L.C. On April 1, 1996, the Company entered into a convertible secured loan agreement and an area development agreement with Mayfair Bagels, L.L.C. ("Mayfair") for the development of a portion of the Baltimore and Washington, D.C. DMAs. Bagel Funding is the majority equity owner of Mayfair. In connection with the execution of such agreements, the Company sold to Mayfair certain assets located in certain of those DMAs at net book value for an aggregate purchase price of $249,084, pursuant to an asset sale agreement. The Company realized no significant gain or loss on such sale. For the Company's first quarter ended April 21, 1996, Mayfair paid to the Company an aggregate of $860,000 in deposits and reimbursement of expenses. The Company believes that the terms of the agreements entered into with Mayfair are as favorable to the Company as terms of agreements that could be negotiated by the Company with unrelated third parties.

  Liberty Foods, L.L.C. Effective May 6, 1996, the Company entered into a convertible secured loan agreement and an area development agreement with Liberty Foods, L.L.C. ("Liberty") for the development of the New York DMA. Bagel Funding is the majority equity owner of Liberty. In connection with the execution of such agreements, the Company sold to Liberty the Company-operated store and certain assets located in the DMA at net book value for an aggregate purchase price of $869,743, pursuant to an asset sale agreement and entered into a franchise agreement with Liberty for such store. The Company realized no significant gain or loss on such sale. The Company believes that the terms of agreements entered into with Liberty are as favorable to the Company as terms of agreements that could be negotiated by the Company with unrelated third parties.

  BCE West, Finest, Mayfair and EBA are each represented by Pedersen & Houpt, a law firm in which John Muehlstein, Jr., a director of the Company, is a partner.

AREA DEVELOPER WARRANTS

  On January 15, 1996, in connection with the formation of the Company's prospective area developers, the Company issued to eleven such entities warrants to acquire an aggregate of 1,237,050 shares of Common Stock of the Company, each at an exercise price per share of $6.47, as follows: BCE SLC (now named BCE West)--85,050 shares; Finest--77,175 shares; Great Lakes Bagels, L.L.C. ("Great Lakes")--108,225 shares; Liberty--100,350 shares; Mayfair--77,175 shares; NJ Rose Bagels, L.L.C. ("NJ Rose")--92,700 shares; NNYB, L.L.C. ("NNYB")--270,000 shares; P&L Bagels, L.L.C. ("P&L")--100,350 shares; P&L II Bagels, L.L.C. ("P&L II")--156,150 shares; R&A Bagels ("R&A")-- 92,700 shares; and Texas Bagels, L.L.C.--77,175 shares. The warrants issued to Great Lakes and R&A were transferred to EBA in connection with EBA's transactions with the Company. See "--Interests in Area Developers by Certain Persons." Each warrant becomes exercisable by the holder thereof during the five-day period commencing on the date of entering into an area development agreement and secured loan agreement with the Company, and is exercisable only in its entirety. If an area development agreement and secured loan agreement are not entered into prior to July 15, 1997, each warrant expires as of such date. Lawrence Beck owns a majority equity interest in each of P&L and P&L II. As of May 21, 1996, each of the warrants granted to BCE West, Finest, Great Lakes, Liberty, Mayfair, and R&A had been exercised.

EMPLOYMENT AND CONSULTING AGREEMENTS

  The Company has entered into a consulting agreement with Mr. Colangelo in connection with his resignation as President and Chief Executive Officer of the Company. See "Management--Management Compensation."

  On March 24, 1995, the Company entered into an employment agreement with Ms. Lozoff, pursuant to which Ms. Lozoff became Vice President--Design and Merchandising and a director of the Company. The employment agreement terminates August 1, 1998. Ms. Lozoff receives an annual salary of $125,000 and reimbursement of reasonable business expenses. In addition, at the time she entered into the employment agreement, Ms. Lozoff was granted options to purchase 42,483 shares of Common Stock under the Plan with an exercise price of $5.88 per share.

  On March 31, 1995, the Company entered into an employment agreement with Mr. Offerdahl, pursuant to which Mr. Offerdahl became Vice President of Operations--Southeast Zone and a director of the Company. The employment agreement terminates August 1, 1998. Mr. Offerdahl receives an annual salary of $125,000 per year and reimbursement of reasonable business expenses. In addition, at the time he entered into the employment agreement, Mr. Offerdahl was granted options to purchase 42,483 shares of Common Stock under the Plan with an exercise price of $5.88 per share.

  On March 31, 1995, the Company entered into a consulting agreement with Lynnora Offerdahl, Mr. Offerdahl's spouse, pursuant to which she provides information, advice and assistance concerning product development, restaurant design and general projects for the Company. The one-year consulting agreement is automatically renewed for additional one year periods unless terminated by either party upon 60 days' prior written notice. Ms. Offerdahl receives a monthly salary of $5,000 and reimbursement of reasonable business expenses. In addition, at the time she entered into the consulting agreement, Ms. Offerdahl was granted options to purchase 42,483 shares of Common Stock under the Plan with an exercise price of $5.88 per share.

  On April 5, 1996, Mr. Goldston was elected President and Chief Executive Officer and a director of the Company. The Company has agreed to pay to Mr. Goldston a base salary of $360,000 per year, with a guaranteed bonus of $400,000 for fiscal year 1996. For fiscal year 1997, Mr. Goldston will be eligible for a $400,000 bonus, his receipt of which will be based upon the achievement of mutually agreed upon reasonable performance goals. In addition, the Company granted to Mr. Goldston options under the Plan to purchase 114,030 shares of Common Stock at an exercise price of $10.52 per share. Beginning in fiscal year 1997, and for each year thereafter as long as he remains an employee of the Company, Mr. Goldston will be eligible for an annual stock option grant under the Amended Plan to purchase, at a minimum, that number of shares of Common Stock that have an aggregate exercise price of $800,000. In connection with his employment, Mr. Goldston also purchased 28,508 shares of Common Stock at a price of $10.52 per share.

  Effective January 17, 1996, Boston Chicken employed Mr. Goldston to undertake various special projects for Boston Chicken. As an employee of Boston Chicken, Mr. Goldston receives an annual salary of $40,000 and is eligible to participate in Boston Chicken's employee stock option plan. Mr. Goldston has been granted options under that plan to purchase 100,000 shares of Boston Chicken common stock at an exercise price of $27.9375 per share. Boston Chicken has agreed to structure Mr. Goldston's future projects so that his employment with Boston Chicken will not interfere with his duties with the Company.

  In addition, in consideration for certain consulting services rendered to Boston Chicken by Mr. Goldston and the consulting firm of which Mr. Goldston was a principal, Boston Chicken has paid $1,818,086 for consulting services rendered during fiscal years 1995 and 1996 and granted an option (outside of the Boston Chicken employee option plan) to purchase 100,000 shares of Boston Chicken common stock at an exercise price of $16.00 per share. Boston Chicken has also granted to Mr. Goldston an option to purchase from Boston Chicken 344,673 shares of Common Stock at an exercise price of $6.38 per share.

BOWANA AVIATION, INC.

  During the 1995 fiscal year, the Company from time to time used airplanes owned by a company controlled by Scott Beck and Lawrence Beck, for which the Company incurred aggregate rental expense of $85,874 in such fiscal year. The Company believes that the terms of its use of the planes were at least as favorable to the Company as those it could have obtained from an unaffiliated party. The Company is currently negotiating an agreement with Boston Chicken, pursuant to which the Company will enter into subleases with Boston Chicken entitling the Company to the non-exclusive use of aircraft leased by Boston Chicken from unaffiliated leasing companies. See "Relationship with Boston Chicken--Other Relationships Between Boston Chicken and the Company."

LOANS TO EXECUTIVE OFFICERS

  On August 9, 1995, the Company made a loan to Kyle T. Craig, Chairman of the Board, in the principal amount of $400,000, the proceeds of which were used by Mr. Craig to pay off a loan from Boston Chicken. Interest on the principal amount of the Company's loan to Mr. Craig accrues at the reference rate announced by Bank of America Illinois from time to time plus 1%. The principal balance of the loan and all accrued but unpaid interest thereon are due and payable upon demand.

  On March 31, 1995, in connection with the Company's acquisition of the assets of Offerdahl's (now known as OBG) the Company made a non-recourse loan to OBG in the principal amount of $437,497, the proceeds of which were used to purchase an aggregate of 74,345 shares of Common Stock, which shares secure the payment of principal and interest under such loan. Also on March 31, 1995, the Company made a non-recourse loan to OBG in the principal amount of $1,312,500, the proceeds of which were used to purchase an equity interest in BC Equity Funding, L.L.C., a Delaware limited liability company which invests in Boston Chicken area developers ("BCEF"), which equity interest secures the payment of principal and interest under such loan. Each loan described above accrues interest on the principal amount at the reference rate announced by Bank of America Illinois from time to time plus 1%. The principal balance of each loan and all accrued but unpaid interest thereon are due and payable on April 15, 2001, but may be required to be repaid earlier under certain circumstances.

  Also in connection with the Company's acquisition of the assets of Offerdahl's, on each of April 15, 1995, June 15, 1995, September 15, 1995 and January 15, 1996, the Company made an interest-free loan to OBG in the principal amount of $46,100, and on April 15, 1996, the Company made an additional interest-free loan to OBG in the principal amount of $1,502,276. The proceeds of each such loan were used to satisfy income tax obligations arising from the acquisition. Each such loan is secured by units of membership interest in BCEF owned by OBG. The principal balance of each loan and all accrued but unpaid interest thereon are due and payable on April 15, 2001, but may be required to be repaid in whole or in part under certain circumstances.

OTHER RELATIONSHIPS

  Blind Faith, Inc., of which Ms. Lozoff and her spouse are the sole shareholders, leases to the Company the land and building on which a store is located. The Company subleases such land and building to one of its area developers. The annual rental payments under the lease and sublease, each of which terminates in May 2009, aggregate $72,000.

CERTAIN TRANSACTIONS WITH BOSTON CHICKEN

  See "Risk Factors--Dependence on Boston Chicken," "Risk Factors--Control by and Conflicts of Interest with Boston Chicken" and "Relationship with Boston Chicken."

                       RELATIONSHIP WITH BOSTON CHICKEN

  During 1994 and 1995 Boston Chicken spent substantial amounts of time and resources investigating the potential of the bagel business. In March 1995, Boston Chicken made an investment in the Company in the form of a convertible secured loan and sold to the Company at net book value certain assets and certain know-how and agreements. At that time Boston Chicken and the Company also entered into fee service agreements pursuant to which Boston Chicken provides the Company with certain multi-unit retail infrastructure support, including accounting and administration services, real estate services and computer and communications services. Any of the foregoing agreements may be changed at any time, as may be agreed by Boston Chicken and the Company. See "Risk Factors--Control by and Conflicts of Interest with Boston Chicken."

  The loan agreement between Boston Chicken and the Company, as well as each of the other agreements referred to above, are summarized below and are attached as exhibits to the Registration Statement of which this Prospectus is a part.

 LOAN AGREEMENT

  On March 24, 1995, Boston Chicken made a senior secured convertible loan to the Company, secured by substantially all of the Company's and its subsidiaries' assets, pursuant to which the Company could draw on a line of credit, with certain limitations, in order to provide partial funding for store development and working capital. In February 1996, in connection with the Noah's acquisition, Boston Chicken increased the amount available under the loan from $80.0 million to $120.0 million. Also in February 1996, Boston Chicken provided a $25.0 million bridge loan to the Company (later increased to $40.0 million), which was repaid by the Company upon the closing of the Company's secured revolving credit facility. On May 9, 1996, Boston Chicken and the Company amended the convertible loan agreement to include a $14.0 million non-convertible facility. As of May 21, 1996, $120.0 million was outstanding under the convertible loan and no borrowings were outstanding under the non-convertible loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 7 of Notes to the Company's Audited Consolidated Financial Statements.

  Boston Chicken may satisfy its funding obligations under the loan agreement in cash or in shares of Boston Chicken common stock. Boston Chicken has agreed to guarantee the price of any shares of Boston Chicken common stock delivered to the Company in satisfaction of Boston Chicken's funding obligations and thereafter sold by the Company, provided that certain conditions regarding the timing and manner of such sales are satisfied. As of May 21, 1996 Boston Chicken had issued to the Company, and the Company had sold in the over-the-counter market, through Merrill Lynch acting as broker, 2,701,615 shares of registered Boston Chicken common stock for aggregate proceeds of approximately $88.0 million.

  Boston Chicken's convertible loan to the Company is convertible at any time, after the earlier of April 1, 1997 or acceleration due to a default on the loan or an initial public offering by the Company, and up to the later of full repayment of the loan or a specified date in 2003, into a majority equity interest in the Company. The initial $80.0 million of the loan is convertible into Common Stock at a conversion price of $6.38 per share, and the remaining $40.0 million is convertible into Common Stock at a conversion price of $14.42 per share. To the extent the loan is not fully drawn or has been drawn and repaid, Boston Chicken has a corresponding option to acquire at the conversion price the amount of additional equity it could have acquired by conversion of the loan had the loan been fully drawn. Such option expires six months after the loan's final maturity date.

  In April 1996, Boston Chicken sold a $4 million undivided interest in the convertible loan to BCEF pursuant to a participation agreement. BCEF's interest in the convertible loan includes the pro rata participation by BCEF in the principal, interest and security of the loan and the conversion and option rights of Boston Chicken under such loan. In connection with the conversion and option rights, two-thirds of BCEF's participation interest is convertible into Common Stock at a conversion price of $6.38 per share and the remaining one-third has a conversion price of $14.42 per share. BCEF has no independent right to exercise any conversion or option rights with respect to its participation interest, or to cause Boston Chicken to exercise such conversion or option rights.

In the event Boston Chicken exercises the conversion or option rights on behalf of itself and BCEF, any shares of Common Stock acquired by BCEF may not be transferred by BCEF without providing Boston Chicken prior notice and the opportunity to purchase such shares for, at the option of Boston Chicken, cash or registered shares of Boston Chicken common stock. Certain executive officers and directors of the Company own in the aggregate less than 10% of the outstanding equity interests of BCEF.

  In connection with the closing of the Company's secured revolving credit facility with Bank of America Illinois, Boston Chicken agreed to subordinate all of its loans to the Company, both convertible and non-convertible, to all indebtedness under the Company's secured revolving credit facility, and further agreed to release its security interest in the assets of the Company. Such subordination does not affect Boston Chicken's ability to convert its convertible loan into Common Stock.

  Although the foregoing tables assume that the Loan Conversion will be consummated upon the Company's request to Boston Chicken, such conversion has not yet occurred. Boston Chicken has, however, announced its intention to consummate the Loan Conversion absent any change in circumstances, conditioned upon approval of its board of directors and the termination of the moratorium period under its loan agreement with the Company.

CONCURRENT PRIVATE PLACEMENT AGREEMENT AND REGISTRATION AGREEMENT

  Concurrent with the consummation of the Initial Public Offering and the Concurrent Public Offering, the Company expects to enter into a concurrent private placement agreement with Boston Chicken (the "Concurrent Private Placement Agreement"), pursuant to which Boston Chicken would purchase 2,000,000 shares of Common Stock at the initial public offering price per share, net of underwriting discount. The Concurrent Private Placement Agreement includes customary terms and provisions, representations and warranties and indemnification obligations. In addition, the Concurrent Private Placement Agreement would permit Boston Chicken to maintain ownership of shares of Common Stock having up to 52% of the voting power of all of the outstanding shares of capital stock of the Company having the power generally to vote in the election of directors pursuant to an option (the "BCI Option") to purchase newly issued shares of Common Stock for cash or registered shares of Boston Chicken common stock at a per share exercise price equal to the (i) the weighted average price per share at which the Common Stock was issued or sold in a transaction pursuant to which the BCI Option becomes exercisable, in the case of a transaction in which such price per share is readily ascertainable, or (ii) in all other cases, the average of the closing sale prices for the Common Stock on the Nasdaq National Market (or such other principal exchange or market on which the Common Stock may then be trading) for the five trading days ending on the fifth trading day prior to the date of the transaction pursuant to which the BCI Option becomes exercisable, but subject in each case to adjustments for issuances of shares of Common Stock in connection with recapitalizations, dividends, stock splits, consolidations of shares and other diluting events. In the event payment is made in registered shares of Boston Chicken common stock, Boston Chicken will guarantee the price at which those shares can be sold at the market within a limited time period. The BCI Option will terminate if (i) Boston Chicken sells or transfers shares of Common Stock and as a result owns less than a majority of the then outstanding shares of the Company's voting stock or (ii) the percentage of outstanding shares of voting stock of the Company owned by Boston Chicken is reduced below 50% other than as a result of Boston Chicken's voluntary sale or transfer of shares of Common Stock and Boston Chicken fails to acquire a sufficient number of shares of Common Stock so that it owns at least a majority of the then outstanding shares of voting stock of the Company by July 31 of the calendar year next following the calendar year in which such reduction occurs. In addition, the percentage ownership level of 52% is subject to reduction to the extent voluntary sales or transfers by Boston Chicken reduce its ownership of the outstanding shares of voting stock of the Company to less than 52% but do not otherwise result in termination of the BCI Option. The Concurrent Private Placement Agreement prohibits the Company from taking certain actions without the consent of Boston Chicken as long as the BCI Option has not terminated, including altering any rights attaching to the Common Stock, offering or issuing any equity securities or debt securities convertible into equity securities, in either case other than Common Stock, distributing assets or securities of the Company having a fair market value in excess of 10% of the Company's consolidated gross assets or consolidated gross revenues measured as of the immediately preceding fiscal year end, and filing a petition in bankruptcy.

  In connection with the Concurrent Private Placement Agreement, the Company also expects to enter into a registration agreement with Boston Chicken (the "Boston Chicken Registration Agreement"), pursuant to which the Company would grant to Boston Chicken five demand and unlimited piggyback registration rights under the Securities Act with respect to the shares of Common Stock purchased by Boston Chicken in the Concurrent Private Placement or otherwise owned by it, including shares of Common Stock subject to the BCI Option for which the Company will bear substantially all of the expenses in connection with such registrations (other than underwriting discounts or commissions). The Boston Chicken Registration Agreement will supersede the rights of Boston Chicken under the Stockholder Registration Agreement. Boston Chicken's demand registration rights under the Boston Chicken Registration Agreement are not exercisable by it until the earlier of (i) the date on which the Company requests the effectiveness of the resale registration statement under the Stockholder Registration Agreement or (ii) 13 months after the closing of the Offerings. In addition, the Company has agreed in connection with Boston Chicken's first demand registration, to waive the requirement of the Stockholder Registration Agreement, if it is still applicable, that the holders of the Registrable Securities agree not to sell up to 30% of such Registrable Securities for certain periods and Boston Chicken has agreed to consent to such waiver. The execution of the Concurrent Private Placement Agreement and the Boston Chicken Registration Agreement will be subject to the waiver of certain provisions of the Stockholder Registration Agreement by, and the consent of, the holders of at least 75% of the Registrable Securities. The Company intends to request such waiver and consent prior to the consummation of the Offerings. See "Certain Transactions--Registration Rights" and "Shares Eligible for Future Sale."

  The Concurrent Private Placement Agreement and the Boston Chicken Registration Agreement are exhibits to the Registration Statement of which this Prospectus is a part.

 ASSIGNMENT AND REIMBURSEMENT AGREEMENT

  On March 24, 1995, Boston Chicken and the Company entered into an assignment and reimbursement agreement, pursuant to which Boston Chicken assigned to the Company certain intellectual property rights relating to the development, manufacture and sale of bagels and bagel-related products (the "Bagel Rights") and certain rights under contracts to which Boston Chicken was a party, including Boston Chicken's rights under a lease of office space in Golden, Colorado that is currently used as the Company's support center (the "Bagel Contracts"). The Company paid to Boston Chicken an aggregate of $1,160,334 in consideration for certain assets and Boston Chicken's assignment of the Bagel Rights and the Bagel Contracts, and in reimbursement of certain costs and expenses paid by Boston Chicken in connection with the development and creation of the Company and certain of its relationships, the development or acquisition of the Bagel Rights, the negotiation of the Bagel Contracts and the costs associated with transferring certain employees from Boston Chicken to the Company. The Company also agreed to assume Boston Chicken's liabilities and obligations under the Bagel Contracts and in connection with the other activities performed by Boston Chicken for which the Company reimbursed Boston Chicken.

 ACCOUNTING AND ADMINISTRATION SERVICES AGREEMENT

  On March 24, 1995, Boston Chicken and the Company entered into an accounting and administration services agreement, subsequently amended and restated in May 1996 to incorporate minor changes to such agreement (the "Accounting and Administration Services Agreement"), pursuant to which Boston Chicken has agreed to assist the Company, its subsidiaries and its area developers in performing certain services, including maintaining accounting records, performing accounting activities, preparing financial reports, administering options, establishing and administering employee benefits, human resources, insurance and recordkeeping services, assisting with lease negotiations, maintaining lease files and complying with reporting obligations thereunder, and providing certain other administrative support services.

  In consideration for such assistance, the Company has agreed to pay to Boston Chicken (i) a base fee of $30,000 for each four-week accounting period, and (ii) a supplemental base fee of $4,500 for each accounting period for services to each franchisee or subsidiary of the Company (each such franchisee or subsidiary being herein sometimes referred to as an "Entity"), which fees may be increased cumulatively not more than 10% per fiscal year by Boston Chicken. The Accounting and Administration Services Agreement also provides for a per store fee to be paid by each Entity, ranging from $850 per four-week accounting period, in the case of an Entity operating fewer than twelve bagel stores, to $350 per four-week accounting period for an Entity operating more than 200 bagel stores (which range of per store fees may be reduced to a range from $700 to $250 upon compliance with certain reporting requirements, administrative procedure compliance requirements and timeliness deadlines established by Boston Chicken). The Company has also agreed to reimburse Boston Chicken for all non-ordinary, out-of-pocket expenses incurred by Boston Chicken or its affiliates in connection with the Accounting and Administration Services Agreement. All such expenses in excess of $50,000 must be approved by the Company prior to being incurred. Pursuant to the Accounting and Administration Services Agreement, the Company paid to Boston Chicken in fiscal year 1995 fees aggregating $489,750.

  The Accounting and Administration Services Agreement has a term of three years and may be terminated by the Company or Boston Chicken upon 180 days' prior written notice. In addition, Boston Chicken may terminate the agreement without notice 15 days after giving notice of non-payment of the fees provided for in the agreement, unless such non-payment is cured within such 15-day period.

 FINANCIAL SERVICES AGREEMENT

  On March 24, 1995, Boston Chicken and the Company entered into a financial services agreement, (as amended, the "Financial Services Agreement"), pursuant to which Boston Chicken agreed to provide certain financial services to the Company and its area developers, including identification and analysis of possible transactions and related financial and strategic advice, assistance in budget and forecast preparation, consultations and advice as to presentations, discussions and disclosures to financial analysts and the financial press, and advice concerning crisis management and control. In consideration for such financial services, the Company agreed to pay to Boston Chicken financial services fees aggregating $500,000 for fiscal year 1995 and approximately $96,000 for fiscal year 1996. The Company also agreed to reimburse Boston Chicken for all non-ordinary, out-of-pocket expenses incurred by Boston Chicken or its affiliates in connection with the Financial Services Agreement. All such expenses in excess of $50,000 were required to be approved by the Company prior to being incurred. The Financial Services Agreement was terminated effective as of May 20, 1996.

 REAL ESTATE SERVICES AGREEMENT

  On March 24, 1995, Boston Chicken and the Company entered into a real estate services agreement, subsequently amended and restated in May 1996 to make minor changes to such agreement (the "Real Estate Services Agreement"), pursuant to which Boston Chicken has agreed to assist the Company, its subsidiaries and its area developers in conducting certain real estate-related activities, including site analysis, advisory services regarding customer trade area studies and other real estate matters. In consideration for such real estate services, the Company has agreed to pay a general real estate advisory fee of $5,000 for each bagel store location proposed to be owned, operated, leased or franchised by the Company or any of its area developers or subsidiaries, which fee may be increased cumulatively not more than 10% per fiscal year by Boston Chicken. The Company has also agreed that the Company and its subsidiaries will pay Boston Chicken's regular fees for customer area trade studies, market development plans, and demographic and census reports, charts and maps (which fees are subject to change from time to time by Boston Chicken). The Company has also agreed to reimburse Boston Chicken for all non-ordinary, out-of-pocket expenses incurred by Boston Chicken or its affiliates in connection with the Real Estate Services Agreement. All such expenses in excess of $50,000 must be approved by the Company prior to being incurred. Pursuant to the Real Estate Services Agreement, the Company paid to Boston Chicken in fiscal year 1995 fees aggregating $280,000.

  The Real Estate Services Agreement has a term of three years and may be terminated by the Company or Boston Chicken upon 180 days' prior written notice. In addition, Boston Chicken may terminate the agreement without notice 15 days after giving notice of non-payment of the fees provided for in the agreement, unless such non-payment is cured within such 15-day period.

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 COMPUTER AND COMMUNICATIONS SYSTEMS SERVICES AGREEMENT

  On March 24, 1995, Boston Chicken and the Company entered into the Computer Services Agreement, subsequently amended and restated in May 1996 to make certain changes to such agreement, pursuant to which (i) the Company has agreed to acquire communications and computer systems or hardware specified or required from time to time by Boston Chicken for use by the Company and its subsidiaries and area developers, (ii) Boston Chicken has licensed the Company to use retail store-level computer software programs and certain other computer software programs in connection with various support and control functions (which the Company has agreed to use exclusively, along with other software specified by Boston Chicken), and (iii) Boston Chicken has agreed to provide certain computer and communications support services. In consideration for such license and provision of services, the Company has agreed to pay, and to cause each of its subsidiaries and area developers to pay, to Boston Chicken a one-time license fee of $15,000 per bagel store. In addition, the Company and any other entity installing specific software must pay an annual fee of $78,000 for certain real estate software, an annual fee of $78,000 for certain Lotus Notes Database(R) templates and an annual fee of $78,000 for certain structured report software. In addition, the Company has agreed to pay to Boston Chicken, for data center and network service operations and support of certain infrastructure programs, $750,000 for each of the 1996, 1997 and 1998 fiscal years and 0.25% of net systemwide revenue of the Company, its subsidiaries and its area developers (excluding the revenue derived from Noah's New York Bagels stores) for each of the 1999 and 2000 fiscal years. The Company has also agreed to pay, and to cause each of its subsidiaries and area developers to pay, to Boston Chicken a software maintenance and support service fee of $400 for each of Boston Chicken's four-week accounting periods for each installed copy of certain software licensed from Boston Chicken, which fee may be increased by Boston Chicken at any time at its option. The Company has also agreed to compensate Boston Chicken at hourly rates for performance of support services not otherwise covered by the foregoing fees and to incur certain additional amounts as may be needed to modify, enhance or replace computer or communications systems or computer software, some of which amounts may be payable to Boston Chicken. The Company has also agreed to reimburse Boston Chicken for certain costs and expenses incurred by Boston Chicken in connection with the Computer Services Agreement. Pursuant to the Computer Services Agreement, the Company, its subsidiaries and area developers paid to Boston Chicken in fiscal year 1995 fees aggregating $234,823.

  The Computer Services Agreement has a term of five years and may be terminated by the Company or Boston Chicken upon one year prior written notice. In addition, Boston Chicken may terminate the agreement without notice 15 days after giving notice of non-payment of the fees provided for in the agreement, unless such non-payment is cured within such 15-day period.

 OTHER RELATIONSHIPS BETWEEN BOSTON CHICKEN AND THE COMPANY

  Pursuant to subscription agreements and certain other agreements entered into upon the formation of the Company, the stockholders of the Company agreed to vote their shares in favor of three persons designated by Boston Chicken as directors of the Company. The Company currently has ten directors, including the following designees of Boston Chicken: Scott Beck, Kyle Craig and David Stanchak. Boston Chicken did not designate nominees for the 1996 election of directors. In addition, certain officers of the Company were previously officers or employees of Boston Chicken. See "Management."

  The Company has from time to time purchased from Boston Chicken shares of Boston Chicken common stock for delivery by the Company in connection with acquisitions of other businesses by the Company. In addition to shares of Boston Chicken common stock funded by Boston Chicken under the loan agreement, during the period from March 24, 1995 through August 10, 1995, the Company also purchased an aggregate of 1,298,958 shares of Boston Chicken common stock in connection with such acquisitions, having an aggregate market value, measured as of the respective dates such shares were acquired, of approximately $23.4 million. See "Certain Transactions--Formation of the Company and Subsequent Acquisitions." The Company may from time to time acquire shares of common stock, or other securities, of Boston Chicken for such purposes in the future. See also "--Loan Agreement."

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

  In connection with the formation of the Company, the Company granted options to purchase an aggregate of 224,292 shares of Common Stock to certain officers and employees of Boston Chicken at an exercise price of $5.88 per share.

  The Company is currently negotiating two subleases with Boston Chicken, pursuant to which the Company will be entitled to the non-exclusive use of three airplanes leased by Boston Chicken from unaffiliated leasing companies. Under the subleases, the Company will be obligated to pay its proportionate share of Boston Chicken's lease payments, maintenance and related costs, based on the Company's use of the airplanes. The Company expects that such subleases will be terminable by either party upon 30 days' notice.

  See also "Risk Factors--Dependence on Boston Chicken," "Risk Factors-- Control by and Conflicts of Interest with Boston Chicken" and "Certain Transactions."





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